BRF RESULTS 2014

STRUCTURAL CHANGES

In 2014 we obtained important improvements in our operational margins.

EBITDA – CONTINUED OPERATIONS


+126%
+56%
10.4%
12.8%
13.7%
15.6%
21.9%
781
856
961
1,130
1,762
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
EBITDA

GROSS PROFIT– CONTINUED OPERATIONS


+38%
+25%
25.8%
26.5%
27.1%
29.6%
33.4%
1,943
1,776
1,901
2,145
2,687
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
Gross Profit

Gross margin improved 7,6p.p. since the 4Q13, which together with a leaner organizational structure resulted in a sequenced increase in EBITDA margins of 11,5p.p. since the 4Q13.

In 2014 we obtained important improvements in our operational margins.

EBITDA – CONTINUED AND DISCONTINUED OPERATIONS


+135%
+50%
9.4%
11.7%
13.0%
15.2%
20.9%
773
861
1,002
1,216
1,818
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
EBITDA

GROSS PROFIT– CONTINUED AND DISCONTINUED OPERATIONS


+37%
+21%
25.4%
25.8%
26.6%
29.3%
32.6%
2,082
1,893
2,044
2,340
2,842
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
Gross Profit

Gross margin improved 7 p.p. since the 4Q13, which together with a leaner organizational structure resulted in a sequenced increase in EBITDA margins of 11,5p.p. since the 4Q13.

We obtained better margins due to a series of structural changes that were implemented in the business.


OTIF
+10 p.p.
2013 (average)
2014 (average)
GO-TO-MARKET (GTM)
+22%
131
159
53%
77%
dec-13
dec-14
Active clients
Cross-selling (Perdigão + Sadia)
ORDER TO CASH (OTC)
+15 p.p.
2013 (average)
2014 (average)
SG&A
-0,5p.p.
16.4%
15.9%
4,568
4,619
2013
2014
%NOR
SG&A

During 2014 in the Brazilian market, our efforts were concentrated on structural improvements of logistics and distribution, as well as channel diversification into white areas, which resulted in increase of active clients basis, reduction in losses and enhanced profitability.

In the International markets the increase in profitability was a result of better contract negotiations, inventory management, lower SG&A, and balancing of volumes to the regions.

We also obtained significant improvement in working capital efficiencies.

FINANCIAL CYCLE (DAYS)


56
58
57
56
49
50
42
36
41
37
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2013
2014

INVENTORIES (DAYS)


78
72
72
70
72
68
68
67
68
68
66
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2013
2014

SALES OUTSTANDING (DAYS)


39
37
38
36
41
35
34
32
33
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2013
2014

PAYABLE OUTSTANDING (DAYS)


58
64
64
65
59
55
50
50
54
58
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2013
2014

In line with the Company´s objective of improving its working capital, a dedicated team was put together to work on opportunities during 2014 which resulted in an increase of 7 days in the accounts payable (y/y), which in turn, improved the financial cycle in almost 12.1 days (y/y).

Which leveraged by operational efficiencies and directed investments resulted in higher cash flows.

SIMPLIFIED CASH FLOW
(EBITDA – CHANGE IN WORKING CAPITAL– CAPEX) - LTM


4,148
3,184
3,125
2,595
1,531
1,150
688
115
101
-55
-567
-394
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14*

**Accumulated FCF for the 4Q14 does not consider discontinued operations (Dairy). The other quarters consider both continued as well as discontinued operations.*

The simplified cash flow (EBITDA – change in Working Capital – Capex) - LTM - reached R$4.1 billion in the year's accumulated (2014), 171% growth when compared to the accumulated of 2013, being the reflection of the operational improvement in the Company throughout the period, relative to the EBITDA result generated, as well as to the management of the working capital.

The results of these operational efficiencies and improved working capital was an increase of the company´s ROIC during the period.


ROIC (RETURN ON INVESTED CAPITAL)
11.79%
9.14%
7.88%
7.66%
7.21%
7.19%
6.81%
6.20%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14

The ROIC increased 4.6 p.p. in 2014 as a result of the higher operational returns during the year, as well as a result of the company´s strategy to focus on the core business through the sale of its dairy business and the consolidation of a partnership with Minerva in the beef business.

CAPEX will focus on projects that improve our returns and contribute to a long-term sustainable view of BRF.

CAPEX (R$ billion)



1.9
2.5
1.5
1.5
1.85*
2011
2012
2013
2014
2015

*Estimated value

PRIORITIES

2015 → **2016** → **2017**

1. **Operational Footprint**
   - Flexible shifts; increased capacity and orientation of plants
2. **Automations**
   - Replication of processes with prioritization of specific plants
   - Double the current automation speed
3. **Capacity growth and Innovation**
   - Growth/Change of mix; new products (innovations) and categories
4. **Risk and Quality Management**
   - Environmental issues, labor issues, Halal

Structural improvements were initiated and many of them are still ongoing, in short, there are many more to come in the next years.

brf

2014 | 2015 | 2016 | 2017

- Reduction of 17% of overhead
- Delayering of Operational structure
- Consolidation of Sales Forces
- Reduction of offices
- Full turnaround of Argentina
- Acquisitions of distribution capacity in the Middle East
- Opening of processing plant in Abu Dhabi

- Rationalization of SKU´s →
- Structural changes in logistics and distribution →
- Elimination of redundancies →
- Implementation of the Go To Market strategy →
- Optimal operational footprint →
- Implement Pricing Model →

PERFORMANCE

Consolidated operational results: Net Operational Revenues (NOR)

brf


NOR (QUARTER)
CONTINUED OPERATIONS
+7%
+11%
7,535
6,707
7,015
7,238
8,047
4Q13
1Q14
2Q14
3Q14
4Q14


NOR (ANNUAL)
CONTINUED OPERATIONS
+42%
+4%
20,370
23,167
25,975
27,787
29,007
2010
2011
2012
2013
2014

In the 4Q14, the consolidated NOR totaled R$8.0 billion, 7% higher y/y, with positive contribution from all the business units of the Company, through the growth in volumes in Brazil and in FS, and better average prices Internationally. In the accumulated results of 2014, NOR was 4% higher than in 2013, reaching R$29.0 billion, against R$27.8 billion. This increase in revenue is due to the improvement in the average prices in Brazil and in the international market, as well as due to the growth in volumes in FS.

Consolidated operational results: Net Operational Revenues (NOR)


NOR (QUARTER)
CONTINUED AND DISCONTINUED OPERATIONS
+6%
+9%
8,208
7,339
7,691
7,981
8,717
4Q13
1Q14
2Q14
3Q14
4Q14


NOR (ANNUAL)
CONTINUED AND DISCONTINUED OPERATIONS
+40%
+4%
22,681
25,706
28,517
30,521
31,727
2010
2011
2012
2013
2014

In the 4Q14, the consolidated NOR totaled R$8.7 billion, 6% higher y/y, with positive contribution from all the business units of the Company, through the growth in volumes in Brazil and in FS, and better average prices Internationally. In the accumulated results of 2014, NOR was 4% higher than in 2013, reaching R$31.7 billion, against R$30.5 billion. This increase in revenue is due to the improvement in the average prices in Brazil and in the international market, as well as due to the growth in volumes in FS.

Consolidated operational results: COGS/Kg


COGS/KG – CONTINUED OPERATIONS
-4%
-1%
4.45
4.31
4.47
4.31
4.27
4Q13
1Q14
2Q14
3Q14
4Q14
COGS/KG – CONTINUED OPERATIONS
+43%
+3%
3.04
3.36
3.81
4.20
4.34
2010
2011
2012
2013
2014

In the accumulated of the year, the COGS totaled R$20.5 billion, registering a slight decrease of 1.8% when compared to 2013. We had in the period a decrease in corn, but partially compensated by the high prices of soy meal. In 2014, the COGS represented 70.7% of the NOR against 75.1% registered in 2013.

Consolidated operational results: EBIT


EBIT (QUARTER)
CONTINUED OPERATIONS
+188%
+69%
6.5%
8.5%
9.5%
11.5%
17.5%
488
572
667
833
1,406
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
EBIT


EBIT (ANNUAL)
CONTINUIED OPERATIONS
+132%
+83%
7.4%
8.7%
5.2%
6.8%
12.0%
1,499
2,026
1,360
1,896
3,478
2010
2011
2012
2013
2014
%NOR
EBIT

In the year's accumulated results, EBIT reached R$3.5 billion, 83% higher than in 2013, surpassing the margin of 6.8% in 2013 to 12.0% in 2014. The Company benefited from a good moment in the market and was able to obtain profits, from the structural improvements that were implemented in Brazil and in the International Markets.

Consolidated operational results: EBIT


(QUARTER)
CONTINUED AND DISCONTINUED OPERATIONS
+213%
+60%
5.6%
7.7%
9.0%
11.3%
16.6%
462
562
692
902
1,443
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
EBIT


(ANNUAL)
CONTINUED AND DISCONTINUED OPERATIONS
+92%
+84%
8.3%
7.8%
4.9%
6.4%
11.3%
1,874
2,001
1,389
1,960
3,599
2010
2011
2012
2013
2014
%NOR
EBIT

In the year's accumulated results, EBIT reached R$3.6 billion, 84% higher than in 2013, surpassing the margin of 6.4% in 2013 to 11.3% in 2014. The Company benefited from a good moment in the market and was able to obtain profits, from the structural improvements that were implemented in Brazil and in the International Markets.

Consolidated operational results: Net profit

(QUARTER) CONTINUED OPERATIONS



+335%
+73%
3.0%
4.8%
3.5%
7.9%
12.3%
228
323
249
572
991
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
Net Profit

(ANNUAL) CONTINUED OPERATIONS



+162%
+110%
4.0%
6.0%
3.1%
3.7%
7.4%
815
1,386
797
1,015
2,135
2010
2011
2012
2013
2014
%NOR
Net Profit

The results of the operational improvements of the Company impacted the net profit, which totaled R$991 million in 4Q14, 335% higher than in 4Q13; with net margin of 12.3%, 9.3 p.p. higher than the annual comparison.

The net profit obtained in 2014 totaled R$2.1 billion, a growth of 110% in comparison with 2013, leading to an increase of 3.7 p.p. in the net margin to 7.4%.

Consolidated operational results:
Net profit

(QUARTER) CONTINUED AND DISCONTINUED OPERATIONS



+389%
+63%
2,5%
4.3%
3.5%
7.8%
11.7%
208
315
267
624
1,018
4Q13
1Q14
2Q14
3Q14
4Q14
%NOR
Net Profit

(ANNUAL) CONTINUED AND DISCONTINUED OPERATIONS



+177%
+109%
3.5%
5.3%
2.9%
3.5%
7.0%
804
1,367
813
1,062
2,225
2010
2011
2012
2013
2014
%NOR
Net Profit

The results of the operational improvements of the Company impacted the net profit, which totaled R$1.0 billion in 4Q14, 389% higher than in 4Q13; with net margin of 11.7%, 9.2 p.p. higher than the annual comparison.

The net profit obtained in 2014 totaled R$2.2 billion, a growth of 109% in comparison with 2013, leading to an increase of 3.5 p.p. in the net margin.

Segmented operational results: International market

EBIT (QUARTER)



+2.677%
+41%
0.6%
-21
12.2%
413
16.2%
581
4Q13
3Q14
4Q14
%NOR
EBIT

EBIT (ANNUAL)



+259%
3.0%
399
10.8%
1,433
2013
2014
%NOR
EBIT

AVERAGE PRICE

Average price: **4Q14 x 4Q13**: US$ **+6%** R$ **+18%**

Average price: **2014 x 2013:** US$ **+6%** R$ **+16%**



+5%
-11%
636
3,422
566
3,591
4Q13
4Q14
Volume
NOR



+2%
-12%
2,520
13,132
2,211
13,325
2013
2014
Volume
NOR

The volume optimization strategy in some regions showed to be assertive throughout 2014, and together with the structural changes, they provided an increase of 259% in the EBIT (2014 x 2013).

Segmented operational results:
Net operational results (NOR)

EUROPE



NOR



-11%
-4%
632
562
571
585
562
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: -22.7%
4Q14 vs 3Q14: -7.5%

AMERICAS



NOR



-29%
+15%
622
419
457
387
445
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: -44.4%
4Q14 vs 3Q14: -7.0%

EUROPE: Results were impacted by the the strategy not to sell volumes out of quota.
AMERICAS: The volume sold was 58 thousand tons, with a decrease of 44.4% y/y, impacting negatively the NOR, which totalized R$445.0 million. The reductions are partially explained by the strategy of reduction of shipments to Venezuela.

Segmented operational results:
Net operational results (NOR)

MIDDLE EAST



NOR


+28%
+4%
1,016
1,086
1,155
1,250
1,296
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: +5.8%
4Q14 vs 3Q14: +1.1%

ASIA



NOR


+8%
-1%
756
700
728
827
819
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: -10.2%
4Q14 vs 3Q14: -4.8%

MIDDLE EAST: Growth in 28% y/y due to a major participation of BRF in important markets, such as: Saudi Arabia, Kuwait, and Yemen.
ASIA: The volume sold was of 127 thousand tons, -10.2%, whereas NOR was R$819.0 million, +8.3% y/y.

Segmented operational results:
Net operational results (NOR)

EURASIA



NOR


+27%
+90%
219
148
239
147
279
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: +2.7%
4Q14 vs 3Q14: +141.9%

AFRICA



NOR


+9%
+10%
244
217
200
241
265
4Q13
1Q14
2Q14
3Q14
4Q14

VOLUME

4Q14 vs 4Q13: -5.6%
4Q14 vs 3Q14: +4.2%

EURASIA: The Russian ban on BRF's pork plants in July impacted volumes in the 3Q14 in this market. These plants were reopened, together with other poultry plants, only by the end of August, impacting in the 4Q14 results.

AFRICA: The strategy of volume reduction showed to be assertive.

Segmented operational results: Brazil

EBIT (QUARTER)

EBIT (ANNUAL)



+79%
+90%
11.2%
11.0%
18.6%
404
381
723
4Q13
3Q14
4Q14
+40%
13.2%
10.1%
1,320
1,842
2013
2014
%NOR
EBIT
%NOR
EBIT

AVERAGE PRICE

Average price: **4Q14 x 4Q13**: R$ **-3%**

Average price: **2014 x 2013:** R$ **+5%**



+8%
+11%
3,607
3,882
557
616
4Q13
4Q14
+7%
+2%
13,050
13,935
2,233
2,275
2013
2014
Volume
NOR
Volume
NOR

Improvements arising from the implemented strategies in Brazil and the increase in volumes influenced the good results achieved.

Segmented operational results:
Food services

EBIT (QUARTER)


+64%
+168%
17.9%
12.4%
9.9%
63
38
103
4Q13
3Q14
4Q14
%NOR
EBIT

EBIT (ANNUAL)


+15%
11.6%
11.0%
177
203
2013
2014
%ROL
EBIT

AVERAGE PRICE

Average price: **4Q14 x 4Q13**: R$ **-2%**

Average price: **2014 x 2013:** R$ **-1%**


+13%
+16%
507
574
63
73
4Q13
4Q14
Volume
NOR


+9%
+10%
1,606
1,747
217
238
2013
2014
Volume
NOR

2014 was a challenging year for the 'out of home' consumption segment, but the unification of the sales forces and the team efforts of FS generated good results, with the growth of revenue and volume.

FINANCIAL RESULTS

Financial results:
Debt profile

COST, TERM AND PROFILE

	R$	US$	Total
Average cost (annual)	6.93%	5.03%	
Average term (years)	1.6	6.8	5.0



3.0%
9.0%
17.0%
11.0%
60.0%
Others
Capital market
Rural
Trade Finance
BNDES and others

DEBT MATURITY SCHEDULE

R$ million

2015	2016	2017	2018 onwards	TOTAL
2,739	347	947	1,346	6,210

↳ 1,240 (rural credit)

Note: Rural credit: principal + accrued interest

Financial results:
Net debt/EBITDA

NET DEBT/EBITDA – CONTINUED OPERATIONS



2.17
1.88
1.51
1.40
1.04
6,784
5,990
5,113
5,394
5,032
4Q13
1Q14
2Q14
3Q14
4Q14*
Net Debt/ EBITDA
Net Debt

*In the 4Q14, we considered in the calculations of the multiple only the result of the continued operations (without Dairy). Other quarters consider continued and discontinued operations.

The net debt of the Company was R$5,0 billion, 7% lower than the registered in 3Q14, resulting in a net debt/EBITDA (last 12 months) of 1.04x against 2.17x. The reduction of the net debt q/q was mainly due to the strong generation of operating cash in the Company.

ORGANIZATION AND CULTURE

In order to to further unlock these growth opportunities, we began the year by decentralizing our structure.



General Manager
LATIN AMERICA
General Manager
BRAZIL
EUROPE
General Manager
ASIA
General Manager
AFRICA AND MIDDLE EAST
General Manager
Supply Chain
Quality and Management
Quality
Management
Health Safety and Environment
Shared Services Center
IT
Union Relations
People
Talent Management
Strategic Remuneration
Corporate Communication
Culture
Leadership
Innovation and Marketing
Innovation
Brand
Consumer
R&D
Strategic Planning
Finance
Treasury
Controllership
Investor Relations
M&A
Legal and Corporate Relations
Legal
Taxes
Government Relations
Corporate Affairs
Governance
GLOBAL
CEO
Pedro Faria

Our new model is based on strengthening the leading role and autonomy of the company´s five regional structures: Brazil, Europe/Eurasia, Asia, Middle East and Latin America. These five General Managers will report to the Global CEO, and they will have the support of the Corporate Areas of: Quality and Management, Innovation and Marketing, Supply Chain, Legal Affairs, Finance and People.

And we expect to continue to unlock these opportunities with a management model that will guide our teams.


VIVA BRF
SOUL
SUSTAINABLE CHAIN
INNOVATION
PEOPLE
QUALITY
BRAND
RESULTS
BRF17
One team, one dream

See what we are already doing.

SUSTAINABLE CHAIN:


MARCOS JANK
Processo de Construção CONJUNTA
Temos presentes um campo muito extenso de stakeholders
PAINEL DE MATERIALIDADE BRF 2014
PILARES DE SUSTENTABILIDADE BRF
OBJETIVO
Crescer de forma sustentável e criar valor compartilhado de longo prazo, garantindo a sustentabilidade do negócio e suportando movimentos globais

QUALITY AND BRAND:


ANGÉLICA E LUCIANO HUCK



INNOVATION:


CHESTER
Qualy

PEOPLE:



Sustainable Chain : Continuous search for improvement in sustainable processes;
Innovation: Launching of 123 products in 2014. BRF was considered one of the 100 most innovative companies in the world by Forbes magazine;
Quality: Sadia and Qualy are among the most remembered brands by the Brazilians, according to the "Top of mind" research done by Instituto Datafolha, in 2014;
People: In 2014, we initiated the VIVA BRF – a movement which aims to reinforce our culture and motivate the employees.

THANK YOU